SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 14, 2003

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28774	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2320 Marinship Way, Suite 300 Sausalito, California 94965
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 331-5281

Item 5. Other Events.

The Company announced that it will restate its financial statements for year 2000 due to an error in accounting for the cost of an item of engine-related equipment sold during that year from its wholly-owned spare parts subsidiary, Willis Aeronautical Services, Inc. (“WASI”).  WASI was sold in November 2000, and was accounted for as a discontinued operation in the financial statements for the year ended December 31, 2000.

The Company intends to file an amended Form 10-K for 2002, and an amended Form 10-Q for the first quarter of 2003, as promptly as practicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit
No.	Description
99.1	Press Release issued July 14, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of July 14 , 2003.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Monica J. Burke
Monica J. Burke
Executive Vice President and Chief Financial Officer

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Exhibit List

Exhibit No.	Description

99.1	Press Release issued on July 14, 2003